EXHIBIT 10.3(a)

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO

HABERSHAM BANCORP OUTSIDE DIRECTORS

STOCK OPTION PLAN

            THIS AGREEMENT is made as of the _____ day of _______________, 200__ (the “Grant Date”), by and between HABERSHAM BANCORP, a corporation organized and existing under the laws of the State of Georgia (the “Company”) and ____________________________ (the “Optionee”),

W I T N E S S E T H:

            WHEREAS, the persons authorized to administer the Habersham Bancorp Outside Directors Stock Option Plan (the “Plan Administrator”) has authorized the grant to Optionee of a non-qualified stock option pursuant to the Habersham Bancorp Outside Directors Stock Option Plan (the “Plan”) authorizing Optionee to purchase shares of $1.00 par value common stock of the Company (the “Common Stock”); and

            WHEREAS, the Company and Optionee wish to confirm the terms and conditions of the option;

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is hereby agreed between the parties hereto as follows:

            1.         Grant of Option.  Subject to the terms, restrictions, limitations and conditions stated herein and in the Plan, the Company hereby grants to the Optionee a non-qualified stock option (the “Option”) to purchase, all or any part of ________ shares of Common Stock, subject to adjustment as set forth in Section 6 (the “Option Shares”).

            2.         Term and Exercise of Option.  Subject to the provisions of this Agreement:

                        (a)        Optionee shall have the right to exercise the Option during the period commencing six (6) months from the Grant Date and ending on the date five (5) years after the Grant Date, with respect to all or any part of the Option Shares.

                        (b)        The Option may be exercised with respect to all or any portion of the Option Shares at any time during the term of this Option by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, specifying the number of Option Shares being exercised and signed by the person exercising the Option; and (ii) payment to the Company of the Exercise Price, defined in Section 3 below, multiplied by the number of Option Shares being purchased (the “Purchase Price”) in cash or by certified check.  Upon acceptance of such notice and receipt of payment in full of the Purchase Price, the Company shall cause to be issued a certificate representing the shares of Common Stock purchased.

                        (c)        The Optionee (or his transferee as permitted pursuant to Section 5 below) shall have no rights as a stockholder with respect to any Option Shares until the certificates reflecting the Common Stock accruing to the Optionee upon exercise of the Option are issued to the Optionee (or his transferee).  The Company shall make no adjustment for any dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights on or with respect to shares of Common Stock purchased pursuant to the Option for which the record date is prior to the date of exercise thereof, except as the Plan or this Agreement otherwise provides.

            3.         Exercise Price.  The Optionee must pay to the Company $______ per share, subject to adjustment as set forth in Section 6 (the “Exercise Price”), for the Option Shares acquired pursuant to the exercise of this Option.

            4.         Termination of Option.

                        (a)        The Option shall terminate on the date the Optionee ceases to be a member of the Board of Directors of the Company, a parent or subsidiary, unless Optionee ceases to be a director of the Company, a subsidiary or parent because of Optionee’s death.

                        (b)        If Optionee ceases to be a director of the Company, a subsidiary or parent because of Optionee’s death, the Option shall terminate on the expiration of one (1) year following Optionee’s death or, if earlier, the fifth anniversary of the Grant Date.

            Upon the expiration of the Option period, this Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

            5.         Restriction on Transfer of Option.  The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his personal representative) and after his death, only by his personal representative or any person who has acquired the Option by bequest or inheritance from the Optionee.

            6.         Change in Capitalization.  In the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or stock, or similar capital adjustment or other change in the capital structure of the Company (other than the creation of or an increase in authorized stock or securities of any class of the Company, or the issuance of stock or securities of any class of the Company or of securities convertible into such stock), an appropriate adjustment shall be made by the Plan Administrator, in the number and kind of shares as to which the Option, or the portion thereof then unexercised, shall be or become exercisable, to the end that the Optionee’s proportionate interest shall be maintained as before the occurrence of the event.  The adjustment shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Exercise Price.  No fractional shares shall be issued or optioned in making the adjustment.  All adjustments made by the Plan Administrator under this Section shall be conclusive.  No adjustment shall be made on account of the Company’s payment of cash dividends or with respect to the issuance of shares of Common Stock for value.

            A dissolution or liquidation of the Company shall cause the Option to terminate as to any portion thereof not exercised as of the effective date of the dissolution or liquidation.

            In the event of the approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company, with respect to which the Company is not the surviving entity, or the sale of all or substantially all of the assets of the Company, any outstanding but unexercised option shall be cashed out on the basis of the greater of the excess of the fair market value of a share of Common Stock over the Exercise Price, or, if applicable, the excess of the price paid for a share of Common Stock in connection with such transaction over the Exercise Price multiplied by the number of Option Shares as to which the option remains unexercised immediately preceding the date of the transaction.

            7.         Special Limitation on Exercise.  Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that its exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission, or with the securities commission of any state.  The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly.  The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

            8.         Legend on Stock Certificates.  Certificates evidencing Common Stock to be distributed pursuant to the Agreement and the Plan shall, to the extent appropriate at the time, have noted conspicuously on the certificates a legend to the following effect, which is intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Agreement:

                        (a)        That the securities evidenced by the certificate were issued without registration under the Securities Act of 1933, as amended (the “1933 Act”), or under the applicable laws of any state or states (collectively referred to as the “State Acts”), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

                        (b)        That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Company, the sale or transfer would be:

                                       (1)        Pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption form registration; and

                                       (2)        A transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is otherwise in compliance with the State Acts; and

                        (c)        That the securities evidenced by the certificate were issued in accordance with the provisions of the Agreement and the Plan and are subject to the provisions thereof and may not be sold or transferred except in compliance with said provisions.

            9.         Governing Laws.  This Agreement shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no option may be exercised except, in the reasonable judgment of the Company, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

            10.        Successors.  This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

            11.       Notice.  Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

            12.       Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

            13.       Entire Agreement.  Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

            14.       Violation.  Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.

            15.       Headings.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

            16.      Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

            17.      No Retention Rights Created.  Neither the establishment of the Plan nor the grant of the Option hereunder shall be construed as giving the Optionee the right to continued service upon the Board of Directors of the Company, a subsidiary or parent.

            IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

HABERSHAM BANCORP

By:

Title:
ATTEST:

Title:

[CORPORATE SEAL]

OPTIONEE

(SEAL)